UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    April 16, 2015

Humana Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5975                                          61-0647538

(Commission File Number)                      (IRS Employer Identification No.)

500 West Main Street, Louisville, KY                          40202

(Address of Principal Executive Offices)                         (Zip Code)

502-580-1000

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders

The regular annual meeting of the stockholders of Humana Inc. was held in Atlanta, Georgia, on April 16, 2015, for the purpose of voting on the proposals described below.  Proxies for the meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934 and there was no solicitation in opposition to management’s nominees for directors.  All nominees for director listed below were elected.  The term of office for each director will be until the next annual meeting or until their successors shall be elected and qualified.

The final results of the election of directors were as follows:

Name	For	Against	Abstained	Broker Non-Votes
Kurt J. Hilzinger	124,515,700	1,595,711	373,316	5,793,838
Bruce D. Broussard	124,950,240	1,233,948	300,539	5,793,838
Frank A. D’Amelio	123,806,102	1,746,769	931,856	5,793,838
W. Roy Dunbar	125,297,184	248,548	938,995	5,793,838
David A. Jones, Jr.	123,224,706	2,304,545	955,476	5,793,838
William J. McDonald	125,321,261	206,260	957,206	5,793,838
William E. Mitchell	124,831,764	700,651	952,312	5,793,838
David B. Nash, M.D.	124,787,382	740,885	956,460	5,793,838
James J. O’Brien	125,341,686	211,392	931,649	5,793,838
Marissa T. Peterson	125,345,050	205,916	933,761	5,793,838

In addition, the stockholders voted on the following proposals and cast their votes as described below:

Proposal	For	Against	Abstained	Broker Non-Votes
The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015	129,797,994	1,286,119	1,194,452	0

Board proposal regarding advisory approval of the company’s executive compensation	119,052,117	6,748,663	683,947	5,793,838

SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC. BY: /s/ Cynthia H. Zipperle Cynthia H. Zipperle Vice President, Chief Accounting Officer and Controller

Dated:    April 17, 2015